EXHIBIT 10.1
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AGREEMENT is made and entered into as of September 14, 2007 (“Agreement”) by and among Regent Communications, Inc.(“Regent”), Riley Investment Management LLC (“RIM”), Riley Investment Partners Master Fund, L.P.(“RIP”), SMH Capital Inc. (“SMH Capital”), SOF Management, LLC (“SOF Management”), Sanders Opportunity Fund, L.P. (“SOF Fund”), Sanders Opportunity Fund (Institutional) L.P. (“SOF Fund (Institutional) and Don A. Sanders (“Mr. Sanders”), and as to Sections 1.2 and 2.4 only, John Ahn and Joseph Patrick Hannan.
     For purposes of this Agreement, the term “Company” shall mean Regent and all of its affiliates, the term “Riley” shall mean RIM, RIP and all of their respective affiliates, the term “Sanders” shall mean SMH Capital, SOF Management, SOF Fund, SOF Fund (Institutional), Mr. Sanders and all of their respective affiliates, and the term “affiliates” shall mean any officer, director, employees, investment advisory clients, attorney, agent, assignee, predecessor, successor, parent, subsidiary, affiliate, division, or related company.
     WHEREAS, pursuant to a series of letters dated in the period July 19, 2007 through August 8, 2007, Riley, Sanders, and certain other Regent stockholders have demanded a special meeting of Regent’s stockholders (the “Proposed Special Meeting”) for the purpose of amending Regent’s bylaws in certain respects and to expand Regent’s Board of Directors from five directors to nine directors, and have nominated four individuals for election to fill such newly created positions in the event that the Regent stockholders would vote to increase the size of the Board;
     WHEREAS, the Proposed Special Meeting and related matters have given rise to certain claims and counterclaims that various parties hereto have asserted against each other in (a) Civil Action No. 3154-CC pending in the Court of Chancery of the State of Delaware, and (b) Civil Action No. 07-499 pending in the United States District Court for the District of Delaware (collectively, such Civil Actions are referred to herein as the “Pending Litigation”); and
     WHEREAS, the parties to this Agreement mutually agree that it is in their respective best interests and in the best interests of Regent and Regent’s stockholders to avoid the time, costs, and disruptions that a potential proxy contest may cause the parties in connection with the Proposed Special Meeting, to settle the Pending Litigation, to revise the composition of Regent’s Board of Directors, and to agree on certain related matters, all as set forth in this Agreement;
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I. COMPOSITION OF BOARD AND BOARD COMMITTEES
     1.1 Board Size. In accordance with Regent’s bylaws, Regent’s Board of Directors will vote to set the number of Directors to serve on the Board at seven as of the date of this Agreement. Unless approved by a majority of the Board, which approval must include the approval of either John Ahn or Joseph Patrick Hannan, the size of the Board shall remain fixed at seven; provided, however, that the Board shall not increase or decrease the size of the Board from seven Directors at any time for a period of one year from the date of this Agreement.
     1.2 Appointment of Riley Nominees. No later than the close of business on September 14, 2007, the Nominating and Corporate Governance Committee of Regent’s Board shall review the qualifications of Riley’s proposed Director nominees, Messrs. Ahn and Hannan, to serve as Directors on Regent’s Board and to fill the two vacancies created upon the expansion of Regent’s Board to seven Directors. The Nominating and Corporate Governance Committee’s review shall include without limitation a telephonic interview by the Committee of the proposed nominees and review of Regent’s standard director and officer questionnaire as completed by such nominees. Upon completion of its review, the Nominating and Corporate Governance Committee shall make a recommendation to the full Board as to the appointment of Messrs. Ahn and Hannan to fill the two vacancies on the Board, and the Board shall consider such recommendation in good faith immediately thereafter. Messrs. Ahn and Hannan agree to make themselves available for a telephonic interview and to return the completed questionnaire no later than the close of business on September 14, 2007.
     1.3 Board Committees. Upon the appointment of Messrs. Ahn and Hannan to Regent’s Board, the Board also immediately will appoint Mr. Ahn to the Board’s Nominating and Corporate Governance Committee and Mr. Hannan to the Board’s Audit and Compensation Committees. For any other Board Committee established by the Board at any time, the Board will appoint either Mr. Ahn or Mr. Hannan to such Committee.
     1.4 Effect of Failure to Appoint. If Messrs. Ahn and/or Hannan, or another proposed Riley nominee in lieu of either or both such individuals, are not appointed to Regent’s Board and to the appropriate Board Committees as specified in Section 1.3 by 9:00 p.m., Eastern Daylight Savings Time, on September 14, 2007, then this Agreement shall be null and void.
ARTICLE II. MEETINGS OF REGENT’S STOCKHOLDERS
     2.1 Withdrawal of Demand for Special Meeting. By execution of this Agreement and subject to the satisfaction of the condition specified in Section 1.4, Riley and Sanders agree that their demands for the Proposed Special Meeting are cancelled and withdrawn. Riley and Sanders waive any failure of Regent to call such Proposed Special Meeting.
     2.2 No Change in Bylaws as to Special Meetings. Unless approved by a majority of the Board, including the approval of at least one of Messrs. Ahn and Hannan, the Board shall not amend Regent’s bylaws with respect to calling a special meeting of stockholders. This restriction from amending Regent’s bylaws relating to calling a special meeting will continue for two months after no designees of Riley serve on Regent’s Board; provided, that, any amendment to Regent’s bylaws shall not apply retroactively to a special meeting that is validly called prior to the end of such two month period.

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     2.3 2008 Annual Meeting of Stockholders. So long as through the date of Regent’s 2008 Annual Meeting of Stockholders, (a) Riley maintains beneficial ownership of at least 5.0% of Regent’s outstanding shares of common stock, and (b) Sanders maintains beneficial ownership of at least 5.0% of Regent’s outstanding shares of common stock, then Regent’s Board will nominate Messrs. Ahn and Hannan for reelection to the Board to serve as Directors through Regent’s 2009 Annual Meeting of Stockholders.
     2.4 Limitations as to Future Special and Annual Meetings of Stockholders. Without the consent of a majority of the then current members of Regent’s Board, Riley, Sanders, and Messrs. Ahn and Hannan agree that they will not call for any special meeting of Regent’s stockholders and will not nominate any person for election to Regent’s Board at any special or annual meeting of Regent’s stockholders, or to form or join a group or act in concert with any person or entity to change the composition of the Board, through one year after the date of this Agreement; provided, that, for the avoidance of doubt, the foregoing shall not restrict any vote or actions by Messrs. Ahn and Hannan in their capacity as directors of Regent (including on the Nominating Committee) and Riley, Sanders and Messrs. Ahn and Hannan shall not be restricted from voting any shares of, or giving a proxy or executing a written consent with respect to, their Regent stock in response to a request from a third party that is not part of a group, as defined in Rule 13d-1, of which Riley, Sanders, Mr. Hannan or Mr. Ahn is also a member and such actions shall not in and of itself be deemed to be acting in concert with the person or persons requesting the vote, proxy or written consent. Notwithstanding the foregoing, the restrictions set forth in this paragraph 2.4 shall terminate at any time that the Company breaches any of its covenants set forth in Article I, Section 2.2, or Section 2.3 hereof, nor shall the restrictions set forth in this Section 2.4 apply to any attorney or agent of Riley or Sanders who is not subject to the direct or indirect control of either Riley or Sanders.
ARTICLE III. ADDITIONAL AGREEMENTS
     3.1 Mutual Release of Claims. Upon the satisfaction of the condition specified in Section 1.4, the parties hereto immediately shall enter into the Release attached hereto as Exhibit A.
     3.2 Dismissal of Pending Litigation. Upon the satisfaction of the condition specified in Section 1.4, the parties hereto promptly shall dismiss all Pending Litigation with prejudice and in no event later than the second business day following the satisfaction of such condition, and no party shall hereafter initiate or encourage any litigation, inquiry, challenge or other proceeding with respect to any matter encompassed within the Pending Litigation or covered by the Release attached hereto as Exhibit A.
     3.3 No Effect as to Litigation Regarding Any Future Special Meeting. For the avoidance of doubt, the releases specified in Section 3.1 and the dismissals specified in Section 3.2 will not prevent the parties hereto from litigating with respect to any future special meeting of Regent’s stockholders or other similar issues regarding the composition of Regent’s Board or matters then arising under the federal securities laws or the Delaware General Corporation Act

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that may arise after the earlier of (a) the date Messrs. Ahn and Hannan cease to serve on Regent’s Board, (b) a breach of this Agreement, or (c) one year from the date of this Agreement.
     3.4 Costs. Each party hereto agrees to bear its own costs relating to the Pending Litigation, the Proposed Special Meeting, this Agreement, the Release, and all related matters.
     3.5 Public Disclosures. Promptly following the execution of this Agreement, Regent will prepare and issue a press release announcing the resolution of all matters, which press release shall be mutually agreeable to all parties hereto (the “Press Release”). Regent also will promptly file a Form 8-K with the Securities and Exchange Commission to which this Agreement and the Press Release will be attached as exhibits. This Agreement and the Press Release may be filed as an exhibit to any amendment required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended, to the Schedule 13Ds filed by Riley and Sanders. None of the parties hereto will make any public statements regarding this Agreement and related matters that are inconsistent with or contrary to the statements in the Press Release. Any statement otherwise prohibited by this Section 3.5 may nevertheless be made without violating this Agreement if such statement is either required by applicable law, rule of regulation or is required to be made by the person seeking to make such statement in order to comply with such party’s fiduciary duties to Regent or its stockholders, in each case as reasonably determined by such person based on the advice of outside counsel and upon reasonable prior notice to the parties hereto of the nature of the statement and the basis pursuant to which it is required to be made.
     3.6 Expiration of Covenants and Restrictions. Except as otherwise specifically provided in this Agreement, all covenants and restrictions set forth herein shall lapse and be of no further effect at the earlier of (a) such time that no Riley designees serve on Regent’s Board, or (b) adjournment and close of Regent’s 2009 Annual Meeting of Stockholders.
     3.7 References to Riley Designees. All references in this Agreement to either Mr. Ahn or Mr. Hannan, also shall mean any other person designated by Riley and approved by Regent’s Board to serve as a Director of Regent.
ARTICLE IV. MISCELLANEOUS
     4.1 Binding Agreement. Each term of this Agreement is binding upon the parties hereto and their respective predecessors, successors, transferees, permitted assignees, insurers, and reinsurers. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, such provision shall not impair any other provision of this Agreement. It is hereby expressly understood and agreed that the terms of this Agreement are contractual and not merely recitals.
     4.2 Complete Agreement. This Agreement, including the Release attached hereto, sets forth the entire agreement and understanding of the parties hereto in respect of all matters contained in this Agreement and the Release, and supersedes all prior and/or contemporaneous oral or written agreements, representations or understandings of any nature. There are no unwritten agreements or understandings between the parties.

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     4.3 Authority. Each of the parties hereto acknowledges and represents that it has the full power, authority and capacity to enter into this Agreement and that the person(s) signing this Agreement on its behalf has the full power, capacity and authority to do so. Each party hereby represents that it has read the foregoing Agreement, presented it to competent legal counsel for review, fully understands it, and has executed it voluntarily with full knowledge of its legally binding effect.
     4.4 No Admission of Liability. This Agreement is entered into by the parties for the sole purpose of effecting a settlement of all matters relating to the Proposed Special Meeting and the Pending Litigation and nothing herein is intended or shall be construed as an admission of liability with respect to any claims or allegations made relating to such Proposed Special Meeting or Pending Litigation.
     4.5 Governing Law; Jurisdiction. This Agreement shall be interpreted under and in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions. Each of the parties hereto agree that any action or proceeding relating to or arising out of this Agreement shall be adjudicated exclusively in the courts located in Delaware.
     4.6 Injunctive Relief. The parties agree that in the event of any actual or threatened breach by any other party of any of the provisions contained in this Agreement, the non-breaching parties shall be entitled to seek immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting any party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.
     4.7 Amendment. This Agreement may be amended or modified only by a written instrument duly executed by all of the parties hereto.
     4.8 Successors and Assigns. This Agreement shall not be assigned or transferred to any third party without the prior express written consent of all of the parties. Any permitted assignment or transfer of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.
     4.9 Section Headings. Section headings are inserted herein for convenience only and shall not affect any construction or interpretation of this Agreement.
     4.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
[Signatures follow on pages 6 and 7]

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     IN WITNESS WHEREOF, the parties, each individually or through their duly authorized representative, have executed this Agreement as of the date first set forth above.

REGENT COMMUNICATIONS, INC.
By:	/s/ WILLIAM L. STAKELIN
	Name:	William L. Stakelin
	Title:	President and Chief Executive Officer

RILEY INVESTMENT PARTNERS MASTER FUND, L.P. By: Riley Investment Management LLC, the General Partner

By:	/s/ JOHN AHN
	Name:	John Ahn
	Title:	Principal

RILEY INVESTMENT MANAGEMENT LLC
By:	/s/ JOHN AHN
	Name:	John Ahn
	Title:	Principal

SMH CAPITAL INC.
By:	/s/ B. T. Morris
	Name:	Ben T. Morris
	Title:	Chief Executive Officer

SOF MANAGEMENT LLC
By:	/s/ DON A. SANDERS
	Name:	Don A. Sanders
	Title:	Manager

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SANDERS OPPORTUNITY FUND, L.P.
By:	/s/ DON A. SANDERS
	Name:	Don A. Sanders
	Title:	Manager, SOF Management LLC, General Partner

SANDERS OPPORTUNITY FUND (INSTITUTIONAL), L.P.
By:	/s/ DON A. SANDERS
	Name:	Don A. Sanders
	Title:	Manager, SOF Management LLC, General Partner

/s/ DON A. SANDERS
Don Sanders

/s/ JOHN AHN
John Ahn, as to Sections 1.2 and 2.4 only

/s/ J. P. Hannan
Joseph Patrick Hannan, as to Sections 1.2 and 2.4 only

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EXHIBIT A
RELEASE

RELEASE
     THIS RELEASE is entered into by and between Regent Communications, Inc., Riley Investment Partners Master Fund, L.P., Riley Investment Management, LLC, SMH Capital Inc., SOF Management, LLC, Sanders Opportunity Fund, L.P. and Sanders Opportunity Fund (Institutional) L.P., John Ahn, Don A. Sanders and Bryant Riley.
1 DEFINITIONS
1.1	“Claims” mean claims and counterclaims arising under or relating to (1) Civil Action No. 3154-CC pending in the Court of Chancery of the State of Delaware and (2) Civil Action No. 07-499 pending in the United States District Court for the District of Delaware.

1.2	“Investment Advisory Clients” mean shareholders of Regent who are clients or customers of Riley Investment Partners Master Fund, L.P., Riley Investment Management, LLC, SMH Capital Inc., John Ahn, or Don A. Sanders.

1.3	“Mr. Ahn” means John Ahn and all agents, employees, Investment Advisory Clients, counsel and other persons acting on his behalf.

1.4	“Mr. Riley” means Bryant Riley and all agents, employees, Investment Advisory Clients, counsel and other persons acting on his behalf.

1.5	“Regent” means Regent Communications Inc., and any officer, director, employees, attorney, agent, assignee, predecessor, successor, parent, subsidiary, affiliate, division, or related company of the foregoing.

1.6	“Release” means this Release.

1.7	“RIM” means Riley Investment Management, LLC and any officer, director, employees, Investment Advisory Clients, attorney, agent, assignee, predecessor,

successor, parent, subsidiary, affiliate, division, or related company of the foregoing.

1.8	“RIP” means Riley Investment Partners Master Fund, L.P., and any officer, director, employees, Investment Advisory Clients, attorney, agent, assignee, predecessor, successor, parent, subsidiary, affiliate, division, or related company of the foregoing.

1.9	“Riley” means RIM, RIP, Mr. Ahn and Mr. Riley collectively.

1.10	“Mr. Sanders” means Don A. Sanders and all agents, employees, counsel and other persons acting on his behalf.

1.11	“SMH Capital” means SMH Capital Inc. and any officer, director, employees, Investment Advisory Clients, attorney, agent, assignee, predecessor, successor, parent, subsidiary, affiliate, division, or related company of the foregoing.

1.12	“SOF Fund” means Sanders Opportunity Fund, L.P., and any officer, director, employees, attorney, agent, assignee, predecessor, or successor of the foregoing.

1.13	“SOF Fund (Institutional)” means Sanders Opportunity Fund (Institutional), L.P., and any officer, director, employees, attorney, agent, assignee, predecessor, or successor of the foregoing.

1.14	“SOF Management” means SOF Management LLC, and any officer, director, employees, Investment Advisory Clients, attorney, agent, assignee, predecessor, successor, parent, subsidiary, affiliate, division, or related company of the foregoing.

1.15	“Sanders” means SMH Capital, SOF Fund, SOF Fund (Institutional), SOF Management and Mr. Sanders collectively.

1.16	“Settlement Agreement” means the Settlement Agreement entered into by and between Regent, RIP, RIM, SMH Capital, SOF Management, SOF Fund, SOF Fund (Institutional), Sanders, Ahn and Joseph Patrick Hannan to which this document is attached.

1.17	All Definitions from the Settlement Agreement not otherwise defined in this Release are incorporated as though referenced fully herein.

1.18	“Releasing Parties” means Regent, RIM, RIP, SMH Capital, SOF Management, SOF Fund, SOF Fund (Institutional), Mr. Sanders, Mr. Ahn, and Mr. Riley collectively.
2 RECITALS
2.1	All Recitals from the Settlement Agreement are incorporated as though referenced fully herein.

2.2	Regent, RIP, RIM, SMH Capital, SOF Management, SOF Fund, SOF Fund (Institutional), Mr. Sanders, Mr. Ahn and Mr. Riley desire to fully and finally resolve all disputes that exist between them with respect to the Claims without any admissions of liability, by entering into this Release.

2.3	The Releasing Parties hereby agree as follows.
3 REGENT’S RELEASES
3.1	Regent discharges, releases, and remises RIP, RIM, SMH Capital, SOF Management, SOF Fund, SOF Fund (Institutional), Mr. Sanders, Mr. Ahn and Mr. Riley from any and all liabilities, entitlements, obligations, agreements, claims, demands, actions, suits, causes of action, damages, losses, costs, and expenses of any nature or kind whatsoever that have been, could have been, or might in the future be asserted by Regent in connection with or related in any way, directly or indirectly, to the Claims, whether or not such liabilities, entitlements, obligations, agreements, claims, demands, actions, suits, causes of action, damages, costs, losses, and expenses are currently known to exist.
4 RILEY’S RELEASE
4.1	Riley discharges, releases, and remises Regent from any and all liabilities, entitlements, obligations, agreements, claims, demands, actions, suits, causes of action, damages, losses, costs, and expenses of any nature or kind whatsoever that have been, could have been, or might in the future be asserted by Riley in connection with or related in any way, directly or indirectly, to the Claims, whether or not such liabilities, entitlements, obligations, agreements, claims, demands, actions, suits, causes of action, damages, costs, losses, and expenses are currently known to exist.
5 SANDERS’ RELEASE
5.1	Sanders discharges, releases, and remises Regent from any and all liabilities, entitlements, obligations, agreements, claims, demands, actions, suits, causes of action, damages, losses, costs, and expenses of any nature or kind whatsoever that have been, could have been, or might in the future be asserted by Sanders in connection with or related in any way, directly or indirectly, to the Claims, whether or not such liabilities, entitlements, obligations, agreements, claims, demands, actions, suits, causes of action, damages, costs, losses, and expenses are currently known to exist.

6 EXPRESS WAIVER BY RELEASING PARTIES
6.1	The Releasing Parties further hereby acknowledge that they have expressly waived any and all rights that they may have under any and all statutes or laws that purport to limit the scope of a general release, including without limitation Section 1542 of the Civil Code of the State of California, which provides as follows:
     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
7 GENERAL CONDITIONS
7.1	Consideration. The Releasing Parties hereby agree that in consideration of this Release the Releasing Parties will perform or have performed the obligations and promises as set forth in the Settlement Agreement to which this document is attached.

7.2	Binding Agreement. Each term of this Release is binding upon the Releasing Parties and their respective predecessors, successors, transferees, assignees, insurers, and reinsurers.

7.3	Complete Agreement. This Release sets forth the entire agreement and understanding of the Releasing Parties hereto in respect of the subject matter contained herein.

7.4	Governing Law. This Release shall be interpreted under and in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions.

7.5	Counterparts. This Release may be executed in any number of counterparts and by different Releasing Parties hereto in separate counterparts, each of which so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     THE RELEASING PARTIES, each through their duly authorized representative, have executed this Release on the respective dates set forth below.

REGENT COMMUNICATIONS, INC.
By:	/s/ WILLIAM L. STAKELIN
	Name:	William L. Stakelin
	Title:	President and Chief Executive Officer
	DATED:	September 14, 2007

RILEY INVESTMENT PARTNERS MASTER FUND, L.P. By: Riley Investment Management LLC, the General Partner

By:	/s/ JOHN AHN
	Name:	John Ahn
	Title:	Principal
	DATED:	September 14, 2007

RILEY INVESTMENT MANAGEMENT LLC
By:	/s/ JOHN AHN
	Name:	John Ahn
	Title:	Principal
	DATED:	September 14, 2007

SMH CAPITAL INC.
By:	/s/ B. T. Morris
	Name:	Ben T. Morris
	Title:	Chief Executive Officer
	DATED:	September 14, 2007

SOF MANAGEMENT LLC
By:	/s/ DON A. SANDERS
	Name:	Don A. Sanders
	Title:	Manager
	DATED:	September 14, 2007

SANDERS OPPORTUNITY FUND, L.P.
By:	/s/ DON A. SANDERS
	Name:	Don A. Sanders
	Title:	Manager, SOF Management LLC, General Partner
	DATED:	September 14, 2007

SANDERS OPPORTUNITY FUND (INSTITUTIONAL), L.P.
By:	/s/ DON A. SANDERS
	Name:	Don A. Sanders
	Title:	Manager, SOF Management LLC, General Partner
	DATED:	September 14, 2007

/s/ DON A. SANDERS
DON A. SANDERS
DATED:	September 14, 2007

/s/ JOHN AHN
JOHN AHN
DATED:	September 14, 2007

/s/ BRYANT RILEY
BRYANT RILEY
DATED:	September 14, 2007

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